                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of Newfield Exploration Company (the "Company") of our name, which is set forth under the caption "Item 2. Properties" in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also hereby consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3.

                              /s/  Ryder Scott Company

                              RYDER SCOTT COMPANY
                              PETROLEUM ENGINEERS


July 24, 1997